Exhibit 10.3

FORM OF

SECURITY AGREEMENT

By

GRANITE BROADCASTING CORPORATION,
as Issuer

and

THE GUARANTORS PARTY HERETO

and

The Bank of New York,
as Collateral Agent

Dated as of

TABLE OF CONTENTS

		Page

PREAMBLE		1

RECITALS		1

AGREEMENT		1

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions	2
SECTION 1.2.	Interpretation	9
SECTION 1.3.	Perfection Certificate	9

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.	Grant of Security Interest	9
SECTION 2.2.	FCC Licenses as Collateral	11
SECTION 2.3.	Filings	11

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL

SECTION 3.1.	Delivery of Certificated Securities Collateral	12
SECTION 3.2.	Perfection of Uncertificated Securities Collateral	12
SECTION 3.3.	Financing Statements and Other Filings; Maintenance of Perfected Security Interest	12
SECTION 3.4.	Other Actions	13
SECTION 3.5.	Joinder of Additional Guarantors	17
SECTION 3.6.	Supplements; Further Assurances	17

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	Title	17
SECTION 4.2.	Validity of Security Interest	18
SECTION 4.3.	Defense of Claims; Transferability of Collateral	18
SECTION 4.4.	Other Financing Statements	18

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		Page

SECTION 4.5.	Chief Executive Office; Change of Name; Jurisdiction of Organization	18
SECTION 4.6.	Location of Equipment.	19
SECTION 4.7.	Due Authorization and Issuance	19
SECTION 4.8.	Consents, etc.	19
SECTION 4.9.	Collateral	19
SECTION 4.10.	Insurance	20
SECTION 4.11.	Payment of Taxes; Compliance with Laws; Contesting Liens; Claims	20
SECTION 4.12.	Access to Collateral, Books and Records; Other Information	20

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.	Pledge of Additional Securities Collateral	20
SECTION 5.2.	Voting Rights; Distributions; etc.	21
SECTION 5.3.	Organizational Documents	22
SECTION 5.4.	Certain Agreements of Pledgors As Issuers and Holders of Equity Interests	22

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.	Grant of License	22
SECTION 6.2.	Protection of Collateral Agent’s Security	23
SECTION 6.3.	After-Acquired Property	23
SECTION 6.4.	Litigation	23

ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 7.1.	Maintenance of Records	24
SECTION 7.2.	Legend	24
SECTION 7.3.	Collection	24

ARTICLE VIII

TRANSFERS

SECTION 8.1.	Transfers of Collateral	25

		Page

ARTICLE IX

REMEDIES

SECTION 9.1.	Remedies	25
SECTION 9.2.	Notice of Sale	27
SECTION 9.3.	Waiver of Notice and Claims	27
SECTION 9.4.	Certain Sales of Collateral	27
SECTION 9.5.	No Waiver; Cumulative Remedies	29
SECTION 9.6.	Certain Additional Actions Regarding Intellectual Property	29
SECTION 9.7.	FCC Licenses and Regulatory Authorizations	29

ARTICLE X

PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS;
APPLICATION OF PROCEEDS

SECTION 10.1.	Proceeds of Casualty Events and Collateral Dispositions	30
SECTION 10.2.	Application of Proceeds	30

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.	Concerning Collateral Agent	30
SECTION 11.2.	Collateral Agent Appointed Attorney-in-Fact	32
SECTION 11.3.	Continuing Security Interest; Assignment	32
SECTION 11.4.	Termination; Release	32
SECTION 11.5.	Modification in Writing	33
SECTION 11.6.	Notices	33
SECTION 11.7.	Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial	33
SECTION 11.8.	Severability of Provisions	33
SECTION 11.9.	Execution in Counterparts	33
SECTION 11.10.	Business Days	34
SECTION 11.11.	Waiver of Stay	34
SECTION 11.12.	No Credit for Payment of Taxes or Imposition	34
SECTION 11.13.	No Claims Against Collateral Agent	34
SECTION 11.14.	No Release	34
SECTION 11.15.	Senior Secured Obligations Absolute	35

SIGNATURES		S-1

EXHIBIT 1	Form of Issuer’s Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement

EXHIBIT 4	Form of Control Agreement Concerning Securities Accounts
EXHIBIT 5	Form of Control Agreement Concerning Deposit Accounts
EXHIBIT 6	Form of Copyright Security Agreement
EXHIBIT 7	Form of Patent Security Agreement
EXHIBIT 8	Form of Trademark Security Agreement

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of                  (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, the “Agreement”) made by GRANITE BROADCASTING CORPORATION, a Delaware corporation (the “Issuer”) and THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”) OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Guarantors”), as pledgors, assignors and debtors (the Issuer, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each a “Pledgor”), in favor of The Bank of New York, a New York banking corporation, in its capacity as collateral agent and trustee pursuant to the Indenture (as hereinafter defined), as pledgee, assignee and secured party.

R E C I T A L S :

A.            The Issuer and The Bank of New York, as Collateral Agent, have, in connection with the execution and delivery of this Agreement, entered into that certain Indenture, dated as of December 22, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued its 9¾% Senior Secured Notes due 2010 (the “Senior Secured Notes”) in the aggregate principal amount of $405,000,000.

B.            It is contemplated that the Issuer may, after the date hereof, issue Series B Notes and Additional Notes (the Series B Notes and Additional Notes together with the Senior Secured Notes, the “Notes”), pursuant to the provisions of the Indenture.

C.            This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Holders of the Notes (collectively, the “Senior Secured Parties”) to secure the payment and performance of all the Senior Secured Obligations.

D.            Each Pledgor is or, as to Collateral acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.        Definitions.

(a)           Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)           Terms used but not otherwise defined herein or in the UCC that are defined in the Indenture shall have the meanings given to them in the Indenture.

(c)           The following terms shall have the following meanings:

“Additional Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Additional Pledged Interests” shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of any issuer that is not a corporation of Initial Pledged Interests or any interest in any such issuer, together with all rights, privileges, authority and powers of any such Pledgor relating to such interests in each such issuer or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of any such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other equity interests from time to time acquired by such Pledgor in any manner and (ii) all membership, partnership or other equity interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of such limited liability company, partnership or other entity, together with all rights, privileges, authority and powers of such Pledgor relating to such interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other equity interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests, from time to time acquired by such Pledgor in any manner.

“Additional Pledged Shares” shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer that is a corporation of the Initial Pledged Shares or any other equity interest in any such issuer, together with all rights, privileges, authority and powers of any such Pledgor relating to such interests issued by any such issuer under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such interests, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation, together with all rights, privileges, authority and powers of such Pledgor relating to such shares or under any Organizational Document of such corporation, and the certificates, instruments and agreements representing such shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by such Pledgor in any manner.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Claims” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral.

“Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Commodity Account Control Agreement” shall mean a commodity account control agreement in a form that is reasonably satisfactory to the Collateral Agent.

“Communications Act” means the Communications Act of 1934, as amended, or any successor statute or statues thereto, and all rules, regulations, written policies, orders and decisions of the FCC thereunder, in each case as from time to time in effect.

“Communications Regulatory Authority” means any communications regulatory commission, agency, department, board or authority (including, without limitation, the FCC).

“Contested Liens” shall mean, collectively, any Liens incurred in respect of any Claims to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 4.11 hereof; provided, however, that such Liens shall in all respects be subject and subordinate or pari passu in priority to the Lien and security interest created by this Agreement, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or inter-company), between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Account” means a Commodity Account, Deposit Account or Securities Account which account is the subject of an effective Control Agreement.

“Control Agreements” shall mean, collectively, any Deposit Account Control Agreements, any Securities Account Control Agreements and any Commodity Account Control Agreements.

“Copyright Licenses” means (a) any written agreement naming any Pledgor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyright Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 6.

“Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered, whether published or unpublished and whether acquired by or assigned to such Pledgor, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

“Deposit Account Control Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 5 or such other form that is reasonably satisfactory to the Collateral Agent.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include the Collateral Account and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities.

“Excluded Property” shall mean Special Property other than the following:

(a)           the right to receive any payment of money (including Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC to the extent that such sections of the UCC are effective to limit the prohibitions which make such property “Special Property”; and

(b)           any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

“FCC Licenses” shall mean necessary licenses required under the Communications Act to own and operate its properties and to carry on its business as now conducted and proposed to be conducted.

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC of such Pledgor and any Commercial Tort Claims of such Pledgor.

“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including (i) all goodwill connected with the use of and symbolized by any Trademark or Trademark License in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.

“Indenture” shall have the meaning assigned to such term in Recital A hereof.

“Initial Pledged Interests” shall mean, with respect to each Pledgor, all membership, partnership or other equity interests (other than in a corporation), as applicable, of each issuer described in Schedule 10 annexed to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.

“Initial Pledged Shares” shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock of each issuer described in Schedule 10 annexed to the Perfection Certificate together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, (i) the Patents, Trademarks, Copyrights, Licenses and Goodwill (collectively, “Intellectual Property”), (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof and (iii) rights to sue for past, present or future infringements thereof; provided such Intellectual Property Collateral shall be material to the business of a Pledgor.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

“Joinder Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 3.

“License Co.” means any wholly-owned direct or indirect Subsidiary of the Issuer established solely for the purpose of holding the FCC Licenses now or hereafter acquired or owned by the Issuer or any of its Subsidiaries, including, without limitation, any of KBWB License, Inc., WPTA-TV License, Inc., KBJR License, Inc., WTVH License, Inc., KSEE License, Inc., WKBW-TV License, Inc., WXON License, Inc., WEEK-TV License, Inc., Channel 11 License, Inc. and “License Cos.” means all such Subsidiaries collectively.

“Licenses” shall mean, collectively, Copyright Licenses, Patent Licenses and Trademark Licenses.

“Notes” shall have the meaning assigned to the term in Recital A of this Agreement.

“Organizational Document” shall mean (i) in the case of any limited liability company or partnership or other non-corporate entity, any membership or partnership agreement or other organizational agreement or document thereof and (ii) in the case of any corporation, any charter or certificate of incorporation and by-laws thereof.

“Parent” has the meaning set forth in Rule 12b-2, promulgated under the Securities and Exchange Act of 1934, as amended.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Pledgor of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

“Patent Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 7.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (c) all provisionals, (d) inventions and improvements described and claimed therein and (e) all rights to obtain any reissues or extensions of the foregoing.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Interests” shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests.

“Pledged Securities” shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

“Pledged Shares” shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares, but shall exclude shares of LSAEs and shares of foreign subsidiaries.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Regulatory Authorization” means all approvals, authorizations, licenses, franchises, filings, notices, registrations, consents, permits, exemptions, registrations, qualifications, designations, declarations, or other actions or undertakings now or hereafter made by, to or in respect of any Governmental Authority or Communications Regulatory Authority, including all grants, approvals, licenses, filings and registrations from or to the FCC or under any applicable Requirement of Law, including but not limited to the Communications Act, necessary in order to enable the Pledgors to provide television services of the type presently provided by the Issuer in connection with any of the Guarantor’s business or by any such Guarantor in the ordinary course of its respective business.

“Requirement of Law” shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law.

“Securities Account Control Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 4 or such other form that is reasonably satisfactory to the Collateral Agent.

“Securities Collateral” shall mean, collectively, the Pledged Securities and the Distributions.

“Senior Secured Obligations” shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Issuer and any and all of the Guarantors from time to time arising under or in respect of this Agreement, the Indenture, the Notes and/or the other Security Documents and all other Senior Secured Indebtedness (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the Indenture, the Notes and the other Security Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) for payment or performance and/or (iii) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

“Special Property” shall mean:

(a)           programming agreements or network affiliation agreements but only to the extent they contain provisions precluding the grant of a Lien in favor of Senior Secured Indebtedness; provided that in the event such provisions are rendered ineffective by the Uniform Commercial Code or other applicable law, such agreements shall not be excluded;

(b)           any permit, lease or license held by any Pledgor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein (such as with respect to broadcast licenses or permits issued by the FCC);

(c)           those assets for which there has been incurred and remains outstanding permitted Purchase Money Indebtedness or Acquired Indebtedness (and permitted refinancings of either thereof) under the Indenture, or cash or Cash Equivalents to the extent the Issuer is permitted under the Indenture to incur (and there are outstanding) Liens on such cash or Cash Equivalents to finance, directly or indirectly, Permitted Business Acquisitions, but only if (and for so long as) the terms of any such Indebtedness described in this clause (c) preclude those assets from being Collateral;

(d)           the assets of an LSAE to the extent that the grant of a Lien in favor of holders of Senior Secured Indebtedness would not be permitted under the terms of any Indebtedness of such LSAE permitted to be outstanding under the Indenture; and

(e)           certain daily balances of cash in accounts other than Control Accounts, provided that there are in place standing instructions to sweep all such deposits, on a daily basis, into a Control Account, and certain balances in payroll accounts;

but only if no other holder of Indebtedness of the Issuer or its Restricted Subsidiaries (other than those Liens specifically provided in clauses (1), (16) or (17) of the definition of Permitted Liens in the Indenture) has a Lien on any such asset.

“Successor Interests” shall mean, collectively, with respect to each Guarantor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Guarantor (unless such successor is such Guarantor itself or such successor is entitled to a release pursuant to Section 11.4 of the Indenture) formed by or resulting from any consolidation or merger in which any person listed in Schedule 1(a) annexed to the Perfection Certificate is not the surviving entity; provided, however, that to the extent applicable, Successor Interest shall not include any shares or interests possessing more than 65% of the voting power or control of all classes of capital stock or interests entitled to vote of any Guarantor which is a first tier controlled foreign corporation (as defined in Section 957(a) of the Internal Revenue Code (the “Code”)) and, in any event, shall not include shares of stock or interests of any Guarantor otherwise which are not required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Code.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Guarantor of any right to use any Trademark.

“Trademark Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 8.

“Trademarks” means (a) all trademarks, registered or not, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all Goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals or extensions thereof.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

“Vehicles” shall mean all vehicles covered by a certificate of title law of any state.

SECTION 1.2.        Interpretation.  The rules of interpretation specified in the Indenture shall be applicable to this Agreement.

SECTION 1.3.        Perfection Certificate.  The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.        Grant of Security Interest.  As collateral security for the payment and performance in full of all the Senior Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a Lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(i)            all Accounts;

(ii)           all Equipment, Goods, Inventory and Fixtures;

(iii)          all Documents, Instruments and Chattel Paper;

(iv)          all Letters of Credit and Letter-of-Credit Rights;

(v)           to the extent permitted by applicable Requirement of Law in effect at any time, all rights that such Pledgor may have at any time in any Regulatory Authorization, including without limitation respective FCC licenses, from or by any Governmental Authority or Communications Regulatory Authority, including any rights to payment upon any transfer of any such Regulatory Authorization, or any other transfer or transaction intended to result in a transfer of such a Regulatory Authorization, or the obtaining of any applicable Regulatory Authorization from or by any Governmental Authority or Communications Regulatory Authority for another Person to operate a television station pursuant to a Local Services Agreement instead of such Pledgor;

(vi)          all Securities Collateral;

(vii)         all Collateral Accounts;

(viii)        all Investment Property;

(ix)           all Intellectual Property Collateral;

(x)            the Commercial Tort Claims described on Schedule 14 to the Perfection Certificate;

(xi)           all General Intangibles;

(xii)          all Deposit Accounts;

(xiii)         all Supporting Obligations;

(xiv)        all books and records relating to the Collateral; and

(xv)         to the extent not covered by clauses (i) through (xv) of this sentence, all other personal property of such Pledgor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xv) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property and from and after the Closing Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type or, in the case of an FCC license, would be prohibited by any Requirement of Law.

SECTION 2.2.        FCC Licenses as Collateral.  For the avoidance of doubt, the parties hereby agree that the term “Collateral” shall not include any FCC licenses held by any Pledgor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein but shall include:  (i) the right to receive any payment of money (including, without limitation, general intangibles for money due or to become due); and (ii) any proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements of any FCC License (unless such proceeds, products, offspring, accessions, rents profits, income, benefits, substitutions or replacements itself would constitute an FCC License to the extent that any Requirements of Law applicable thereto prohibits the creation of a security interest therein).

SECTION 2.3.        Filings.  (a)  Each Pledgor authorizes the Collateral Agent to file for each such Pledgor and in each such jurisdiction listed on Schedule 6 annexed to the Perfection Certificate, (i) an initial financing statement, provided by such Pledgor, relating to the Collateral described herein and containing information required by Article 9 of the UCC, (ii) any amendment, continuation statement or other instruments of further assurances, provided by such Pledgor, to continue, maintain or protect the Collateral Agent’s lien on and security interests in such assets or property and the first priority thereof (subject to Permitted Collateral Liens) and, (iii) with respect to the fixture filings relating to Collateral at any Mortgaged Property, a sufficient description of such property, provided by such Pledgor, as applicable.  Each Pledgor further agrees that concurrently with the acquisition by such Pledgor of any assets or property of the type which constitutes Collateral with a fair market value (as determined by the Board of Directors) in excess of $100,000 individually or in the aggregate) or as otherwise stated in this Agreement, it authorizes the Collateral Agent to file UCC financing statements or take such other actions as necessary or desirable to perfect and protect, or enable the Collateral Agent to perfect and protect, the Collateral Agent’s lien on and security interest in such assets or property and the first priority thereof (subject only to Permitted Collateral Liens).

(b)           Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.

(c)           Each Pledgor hereby authorizes the Collateral Agent to file, upon consummation of this Agreement, the filings and relevant agreements attached as Schedule 13(e) annexed to the Perfection Certificate with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) to preserve, protect and perfect the security interests in the Copyrights, Trademarks and Patents set forth on Schedule 13(c) and Schedule 13(d) annexed to the Perfection Certificate.  Each Pledgor further covenants that it will provide the Collateral Agent with and authorizes the Collateral Agent to file with respect to any Intellectual Property Collateral that the Pledgor, from time to time, after the date hereof, shall be required to pledge pursuant to the Indenture, the appropriate form in the United States Patent and Trademark Office or United States Copyright

office, as the case may be, provided by the Pledgor, within 20 business days after the acquisition of such Collateral.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF COLLATERAL

SECTION 3.1.        Delivery of Certificated Securities Collateral.  Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected first priority security interest therein.  Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall immediately upon receipt thereof by such Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto.  All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.  The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.  In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2.        Perfection of Uncertificated Securities Collateral.  Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that is in existence on the date hereof.  Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equity holder register or the books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and provide to the Collateral Agent an opinion of counsel confirming such pledge and perfection thereof, if the value of such Pledged Securities exceeds $100,000.

SECTION 3.3.        Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  Each Pledgor represents and warrants that all filings necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 6 annexed to the Perfection Certificate.  Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Collateral as a perfected first priority security interest and shall defend such security interest against the claims and demands of all persons except Permitted Collateral Liens, which are permitted to be prior to the Liens created by this Agreement and (ii) at any time and from time to time the Pledgor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as necessary for the purpose of obtaining the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain a valid, enforceable, security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Collateral.

SECTION 3.4.        Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Collateral:

(a)           Instruments and Tangible Chattel Paper.  (i)  No amounts payable under or in connection with any of the Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 11 annexed to the Perfection Certificate and (ii) each Instrument and each item of Tangible Chattel Paper listed in Schedule 11 annexed to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank.  If any amount then payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent has a fair market value (as determined by the Board of Directors) of the Issuer in excess of $100,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b)           Deposit Accounts.  (i)  Each Pledgor has neither opened nor maintains any Deposit Accounts other than the accounts listed in Schedule 15 annexed to the Perfection Certificate and (ii) the Collateral Agent has a perfected first priority security interest in each Deposit Account listed in Schedule 15 annexed to the Perfection Certificate by Control.  No Pledgor shall hereafter establish and maintain any Deposit Account (other than a Deposit Account that is Special Property) unless (1) the applicable Pledgor shall have given the Collateral Agent 30 days’ prior written notice of its intention to establish such new Deposit Account with a Bank and (2) such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement

with respect to such Deposit Account.  Each Pledgor agrees that at the time it establishes any additional Deposit Accounts (other than a Deposit Account that constitutes Special Property) it shall enter into a duly authorized, executed and delivered Deposit Account Control Agreement with respect to such Deposit Account.  The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing.  Notwithstanding any other provision in this Agreement, prior to an acceleration of the Notes by the Trustee or the Holders thereof in accordance with the Indenture, the Issuer and the Guarantors shall also be entitled, without any release or consent of the Collateral Agent, to use cash or Cash Equivalents to pay operating expenses and to pay interest on the Notes.  No Pledgor shall grant Control of any Deposit Account constituting Collateral to any person other than the Collateral Agent.

(c)           Investment Property.  (i)  Each Pledgor (1) has no Securities Accounts or Commodity Accounts other than those listed in Schedule 15 annexed to the Perfection Certificate and the Collateral Agent has a perfected first priority security interest in such Securities Accounts and Commodity Accounts by Control, (2) does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 15 annexed to the Perfection Certificate and (3) as of the date hereof, has entered into a duly authorized, executed and delivered Securities Account Control Agreement or a Commodity Account Control Agreement with respect to each Securities Account or Commodity Account listed in Schedule 15 annexed to the Perfection Certificate, as applicable.

(ii)           If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property having a fair market value (as determined by the Board of Directors of the Issuer) in excess of $100,000, such Pledgor shall promptly (a) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (b) deliver such securities into a Securities Account with respect to which a Control Agreement is in effect in favor of the Collateral Agent.  If any securities now or hereafter acquired by any Pledgor constituting Investment Property are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent thereof and pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, (b) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Collateral Agent has Control or (c) arrange for the Collateral Agent to become the registered owner of the securities.  Pledgor shall not hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) the applicable Pledgor shall have given the Collateral Agent 30 days’ prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be.  Each Pledgor shall accept any cash and Investment Property, other than Special Property, in trust for the benefit of the Collateral Agent and within two (2) Business Days of actual receipt thereof, deposit any cash or Investment Property, other than Special Property, and any new securities, instruments, documents or other property by reason of ownership of the Investment Property (other than payments of a kind described in Section 7.4 hereof) received by it into a Controlled Account.  The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing (or, in the case of cash or Cash Equivalents, until the maturity of the Notes has been accelerated by the holders thereof in accordance with the Indenture) or, after giving effect to any such investment and withdrawal rights would occur.  The provisions of this Section 3.4(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.  No Pledgor shall grant control over any Investment Property other than Special Property to any person other than the Collateral Agent.

(iii)          As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, Commodity Intermediary, any Pledgor or any other person; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other person under any Control Agreement or under applicable law.  Each Pledgor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement other than Contested Claims.

(d)           Electronic Chattel Paper and Transferable Records.  No amount under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 11 annexed to the Perfection Certificate.  If any amount payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action within 5 business days as necessary to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic

Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The requirement in the preceding sentence shall apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in this sentence has a fair market value (as determined by the Board of Directors of the Issuer) in excess of $100,000 in the aggregate for all Pledgors.  The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e)           Letter-of-Credit Rights.  If any Pledgor is at any time a beneficiary under a hereafter issued Letter of Credit in favor of such Pledgor, such Pledgor shall using commercially reasonable efforts promptly notify the Collateral Agent thereof and such Pledgor shall using commercially reasonable efforts pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Indenture.  The actions in the preceding sentence shall be taken to the extent that the amount under such Letter of Credit, together with all amounts under Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, exceeds $100,000 in the aggregate for all Pledgors.

(f)            Commercial Tort Claims.  As of the date hereof each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 14 annexed to the Perfection Certificate.  If any Pledgor shall at any time hold or acquire a Commercial Tort Claim having a value together with all other Commercial Tort Claims of all Pledges in which the Collateral Agent does not have a security interest in excess of $100,000 in the aggregate, such Pledgor shall immediately notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(g)           Vehicles.  In the event the aggregate value of Vehicles (and any other Equipment covered by Certificates of Title or ownership) for which there has been no lien perfected, exceeds $1,000,000 in the aggregate, such Pledgor shall, within 30 days thereof, file all applications for certificates of title/ownership indicating the Collateral Agent’s security interest in such Vehicles (and any such other Equipment) covered by such certificate, and any other necessary documentation, in each office in each jurisdiction necessary or desirable to perfect and protect the Collateral Agent’s lien on and security interest in such Vehicles (and Equipment) and the first priority thereof (subject only to Permitted Collateral Liens).

SECTION 3.5.        Joinder of Additional Guarantors.  The Pledgors shall cause each Restricted Subsidiary of the Issuer which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Indenture, (a) to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 annexed hereto within thirty (30) Business Days on which it was acquired or created and (ii) a Perfection Certificate, in each case, within thirty (30) Business Days of the date on which it was acquired or created.  The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

SECTION 3.6.        Supplements; Further Assurances.  Each Pledgor shall take such further actions, and to execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, wherever required by law, in order to perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent the Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as necessary to perfect, preserve and protect the security interest in the Collateral as required by the UCC or as the Collateral Agent shall reasonably request.  If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral.  All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows after giving effect to the issuance of the Senior Secured Notes and the application of the proceeds thereof:

SECTION 4.1.        Title.  Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and, as to Collateral acquired by it from time to time after the date hereof, will own the rights in each item of Collateral pledged by it hereunder free and clear of any and all Liens or claims of others other than Permitted Collateral Liens.  Such Pledgor has not filed, nor authorized any third party to file a financing statement or other public notice with respect to all or any part of the Collateral on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are permitted by the Indenture or financing statements or public notices relating to the termination statements listed on Schedule 8 to the Perfection Certificate.  No person other than the Collateral Agent has control or possession of all or any part of the Collateral, except as permitted by the Indenture.

SECTION 4.2.        Validity of Security Interest.  The security interest in and Lien on the Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Senior Secured Obligations, and (b) subject to the filings and other actions described in Schedule 6 annexed to the Perfection Certificate, a perfected security interest in all the Collateral.  The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Collateral will at all times constitute a perfected, continuing security interest therein, subject only to Permitted Collateral Liens and subject to the provisions of Sections 10.5, 10.6, 10.7 and 11.4 of the Indenture.

SECTION 4.3.        Defense of Claims; Transferability of Collateral.  Each Pledgor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Collateral Liens (other than Contested Liens).

SECTION 4.4.        Other Financing Statements.  It has not filed, nor authorized any third party to file (nor will there be any) valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral other than financing statements and other statements and instruments relating to Permitted Collateral Liens.  So long as any of the Senior Secured Obligations remain unpaid, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to any Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holders of the Permitted Collateral Liens.

SECTION 4.5.        Chief Executive Office; Change of Name; Jurisdiction of Organization.  (a)  Such Pledgor shall not change (i) its corporate name, (ii) its identity or type of organization or corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number, if any, or (iv) its jurisdiction of organization (in each case, including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction) until (A) it shall have given the Collateral Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate) of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) with respect to such change, such Pledgor shall have taken all action necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereunder including, without limitation, using commercially reasonable efforts to obtain waivers of landlord’s or warehousemen’s Liens, if over $100,000, with respect to such new location, if applicable.  Each Pledgor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.  Such Pledgor also agrees to promptly notify the Collateral Agent of any change in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility).

(b)           The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 4.5(a).  If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Collateral, for which the Collateral Agent needed to have information relating to such changes.  The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 4.6.        Location of Equipment.  It shall not move any Equipment (excluding mobile goods) to any location other than one within the United States until, with respect to such new location, such Pledgor shall have taken all action necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Senior Secured Parties in the Pledged Collateral intended to be granted hereby, including using commercially reasonable efforts to obtain waivers of landlord’s or warehousemen’s and/or bailee’s liens if over $100,000 with respect to such new location, if applicable; provided, that this Section 4.6 shall not apply to mobile goods.

SECTION 4.7.        Due Authorization and Issuance.  All of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such Pledged Shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable.  All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests.

SECTION 4.8.        Consents, etc.  In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.9.        Collateral.  All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects.

SECTION 4.10.      Insurance.  In the event that the proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be paid to the Collateral Agent to satisfy any deficiency remaining after such foreclosure.

SECTION 4.11.      Payment of Taxes; Compliance with Laws; Contesting Liens; Claims.  Each Pledgor represents and warrants that all Claims imposed upon or assessed against the Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable which is a Contested Lien or a Permitted Collateral Lien.  Each Pledgor shall comply with all Requirements of Law applicable to the Collateral the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.  Each Pledgor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Indenture.  Notwithstanding the foregoing provisions of this Section 4.11, if at any time payment or performance of any obligation contested by such Pledgor pursuant to this Section 4.11 shall become necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

SECTION 4.12.      Access to Collateral, Books and Records; Other Information.  Upon reasonable request to each Pledgor, the Collateral Agent, its agents, accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable times as may be requested by the Collateral Agent all of the Collateral and Mortgaged Property including all of the books, correspondence and records of such Pledgor relating thereto.  The Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Pledgor agrees to render to the Collateral Agent, at such Pledgor’s cost and expense, such clerical and other assistance as may be reasonably requested by the Collateral Agent with regard thereto.  Such Pledgor shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Collateral.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.        Pledge of Additional Securities Collateral.  Each Pledgor shall, upon obtaining any Pledged Securities of any person, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities.  Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral.

SECTION 5.2.        Voting Rights; Distributions; etc.  (i)  Unless and until a payment Default or Event of Default shall have occurred and be continuing or the maturity of the Notes has been accelerated or the Notes are otherwise due and payable:

(A)          Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Indenture or any other document evidencing the Senior Secured Obligations;

(B)           Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(ii)           The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(i)(B) hereof.

(iii)          Upon the occurrence and continuance of a payment Default or Event of Default or the maturity of the Notes has been accelerated or the Notes are otherwise due and payable:

(A)          All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(i)(A) hereof shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(B)           All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions, subject to releases in accordance with the terms and conditions of the Indenture.

(iv)          Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(iii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(iii)(B) hereof.

(v)           All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(iii)(B) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3.        Organizational Documents.  Each Pledgor has delivered to the Collateral Agent true, correct and complete copies of the Organizational Documents.  The Organizational Documents are in full force and effect, have not as of the date hereof been amended or modified except as disclosed to the Collateral Agent, and there is no existing default by any party thereunder or any event which, with the giving of notice of passage of time or both, would constitute a default by any party thereunder.

SECTION 5.4.        Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.  (i)  In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(ii)           In the case of each Pledgor which is a partner in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 6.1.        Grant of License.  For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive, paid-up license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located.  Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 6.2.        Protection of Collateral Agent’s Security.  On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) diligently keep adequate records respecting the Intellectual Property Collateral.

SECTION 6.3.        After-Acquired Property.  If any Pledgor shall, at any time before the Senior Secured Obligations have been paid in full (other than contingent indemnification Obligations which, pursuant to the provisions of the Indenture or the Security Documents, survive the termination thereof) (i) obtain any rights to any additional Intellectual Property or (ii) become entitled to the benefit of any additional Intellectual Property or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property, or any improvement on any Intellectual Property, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 6.3 with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party and if such Intellectual Property has a fair market value (as determined by the Board of Directors of the Issuer) in excess of $100,000.  Each Pledgor shall promptly (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 6.3 by execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property Collateral.  Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 13(c) and 13(d) annexed to the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Pledgor.

SECTION 6.4.        Litigation.  Each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral.  Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder.  In the event of such suit, each Pledgor shall do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Section 7.7 of the Indenture.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 7.1.        Maintenance of Records.  Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto.  Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor).  Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.2.        Legend.  Each Pledgor shall legend, at the request of the Collateral Agent and in form and manner satisfactory to the Collateral Agent, the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 7.3.        Collection.  Each Pledgor shall cause to be collected from the Account Debtor of each of the Accounts, as and when due in the ordinary course of business and consistent with prudent business practice (including Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time.  The costs and expenses (including attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

TRANSFERS

SECTION 8.1.        Transfers of Collateral.  No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except as permitted by the Indenture.

ARTICLE IX

REMEDIES

SECTION 9.1.        Remedies. Upon the occurrence and continuance of a payment Default or Event of Default or the maturity of the Notes has been accelerated or the Notes are otherwise due and payable the Collateral Agent may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i)            Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii)           Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other is with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than two (2) Business Days after receipt thereof) pay such amounts to the Collateral Agent;

(iii)          Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)          Take possession of the Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense:  (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition.  Each Pledgor’s obligation to deliver the Collateral as contemplated in this Section 9.1(iv) is of the essence hereof.  Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v)           Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Collateral for application to the Senior Secured Obligations as provided in Article X hereof;

(vi)          Retain and apply the Distributions to the Senior Secured Obligations as provided in Article X hereof;

(vii)         Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(viii)        All the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.  The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Senior Secured Obligations owed to such person as a credit on account of the purchase price of any Collateral payable by such person at such sale.  Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree;

provided, however, that in each case prior to the deliver of an Acceleration Notice in accordance with Section 6.2 of the Indenture, the Pledgor shall be entitled to obtain a release of the

Collateral Account to use cash or Cash Equivalents, including cash or Cash Equivalents held in the Collateral Account, to pay operating expenses and to pay interest on the Notes.

SECTION 9.2.        Notice of Sale.  Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters.  No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3.        Waiver of Notice and Claims.  Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law:  (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law.  The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of negligence or willful misconduct.  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.4.        Certain Sales of Collateral.  (i)  Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority.  Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(ii)           Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(iii)          Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors.  Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority.  Each Pledgor shall use its commercially reasonable efforts to cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)          If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(v)           Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.5.        No Waiver; Cumulative Remedies.  (i)  No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties.  The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

(ii)           In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.6.        Certain Additional Actions Regarding Intellectual Property.  If any Event of Default shall have occurred and be continuing, upon the written demand of Collateral Agent, each Pledgor shall execute and deliver to Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.  Within five (5) Business Days of written notice thereafter from Collateral Agent, each Pledgor shall make available to Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on Collateral Agent’s behalf.

SECTION 9.7.        FCC Licenses and Regulatory Authorizations.  (i)  Notwithstanding anything to the contrary contained herein, the Collateral Agent will not take any action pursuant to this Agreement which would constitute or result in an assignment of any FCC License, construction permit or other authorization or a change of control of any Guarantor that is a License Co. or a Parent of a License Co. if such assignment of FCC License, construction permit or other authorization or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC.

(ii)           The Collateral Agent specifically agrees that (a) voting rights in the Stock of each Guarantor that is a License Co. or a Parent of a License Co. will remain with the holders of such voting rights upon and following the occurrence of an Event of Default unless any required prior approvals of the FCC to the transfer of such voting rights shall have been obtained;

and (b) prior to the exercise of voting rights by a purchaser of such Pledged Stock at a private or public sale, the prior consent of the FCC pursuant to 47 U.S.C. § 310(d) or any successor provision or applicable law will, if required, be obtained.

(iii)          Each Pledgor agrees after the occurrence of any Event of Default to take any action which the Collateral Agent may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Collateral Agent by this Agreement and each other agreement, instrument and document delivered to the Collateral Agent in connection herewith, including specifically, at the Pledgor’s own cost and expense, the use of Pledgor’s best efforts to assist in obtaining approval of the FCC or any action or transaction contemplated by this Agreement which is then required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor’s or transferor’s and licensee’s portions of any application or applications for consent to assignment of license, construction permit or other authorization or transfer of control necessary or appropriate under the FCC’s rules and regulations.  Each Pledgor further consents to the assignment or transfer of control of any FCC license, construction permit, or other authorization to a receiver, trustee, or similar official or to any purchaser of the pledged securities pursuant to any public or private sale, judicial sale, foreclosure, or exercise of other remedies available to Collateral Agent as permitted by applicable law.

ARTICLE X

PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS;

APPLICATION OF PROCEEDS

SECTION 10.1.      Proceeds of Casualty Events and Collateral Dispositions.  The Pledgors shall take all actions required by the Indenture with respect to any Net Loss Proceeds of any Casualty Event or Net Cash Proceeds from the sale or disposition of any Collateral.

SECTION 10.2.      Application of Proceeds.  The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Indenture.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.      Concerning Collateral Agent.  (i)  The Collateral Agent has been appointed as Trustee pursuant to the Indenture.  In connection with its appointment and acting hereunder and under all agreements (including the Security Documents) contemplated herein, the Trustee is entitled to all rights, privileges, protections, immunities and indemnities provided to it under the Indenture.  The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the Indenture.  The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided for in the Indenture.  Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement.  After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(ii)           The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral, except as otherwise provided in this Section 11.1.

(iii)          The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(iv)          If any item of Collateral also constitutes collateral granted to Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

(v)           Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times otherwise perfecting or maintaining the perfection of any security interest in the Collateral, except to the extent duly instructed to do so in writing by a Pledgor or Holder of the Notes, having been provided with all necessary documentation by such Pledgor or Holder of the Notes, and at the expense of such Pledgor or Holder of the Notes.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(vi)          The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for its validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith, or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral located in a jurisdiction other than the United States (“Foreign Collateral”) but shall at the specific request of Holders holding a majority in aggregate principal amount of the Notes then Outstanding appoint a Person or Persons to act behalf of the Trustee and the Holders of Senior Secured Indebtedness with respect to such Foreign Collateral.  Such qualified Person or Person and the Collateral Agent shall, provided the same are reasonably acceptable to the Collateral Agent, enter into a collateral assignment pledge agreement, mortgage, enforcing document or other security agreement purporting to relate to the Lien or security interest in such item of Foreign Collateral pursuant to which such Person or Persons shall exercise the rights and remedies of the Collateral Agent and Noteholders in the Collateral for their respective benefit.  The duties and responsibilities of the Collateral Agent with respect to any Person or Persons and any Collateral are limited to those set forth in Article Seven.

SECTION 11.2.      Collateral Agent Appointed Attorney-in-Fact.  Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Security Documents which are necessary or advisable or which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3.      Continuing Security Interest; Assignment.  This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns.  No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

SECTION 11.4.      Termination; Release.  The Collateral shall be released from the Lien of this Agreement in accordance with the provisions of the Indenture.  Upon termination hereof or any release of Collateral in accordance with the provisions of the Indenture, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.  The Collateral Agent may conclusively rely on any certificate delivered to it by the Pledgors stating that the execution of such documents and release of the Collateral is in accordance with and permitted by the terms of this Agreement and the Indenture.

SECTION 11.5.      Modification in Writing.  This Agreement may be amended, modified or waived and Collateral released from the Liens created hereby, in accordance with the terms of the Indenture, including Sections 9.1, 9.2, 10.5, 10.6, 10.7 and 11.4 of the Indenture.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing and signed by the Collateral Agent.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement or any other document evidencing the Senior Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.6.      Notices.  Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Issuer set forth in the Indenture and as to the Collateral Agent, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

SECTION 11.7.      Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.  Section 15.8 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.8.      Severability of Provisions.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.9.      Execution in Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 11.10.    Business Days.  In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.11.    Waiver of Stay.  Each Pledgor covenants (to the extent it may lawfully do so) that in the event that such Pledgor or any property or assets of such Pledgor shall hereafter become the subject of a voluntary or involuntary proceeding under the Code or such Pledgor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Collateral Agent has commenced foreclosure proceedings under this Agreement, such Pledgor shall not, and each Pledgor hereby expressly waives their right to (to the extent it may lawfully do so) at any time insist upon, plead or in any whatsoever, claim or take the benefit or advantage of any such automatic stay or such similar provision as it relates to the exercise of any of the rights and remedies (including any foreclosure proceedings) available to the Collateral Agent as provided in this Agreement, in any other Collateral Document or any other document evidencing the Senior Secured Obligations.  Each Pledgor further covenants (to the extent it may lawfully do so) that it will not hinder, delay or impede the execution of any power granted herein to the Collateral Agent, but will suffer and permit the execution of every such power as though no law relating to any stay or similar provision had been enacted.

SECTION 11.12.    No Credit for Payment of Taxes or Imposition.  Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.

SECTION 11.13.    No Claims Against Collateral Agent.  Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 11.14.    No Release.  Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement or the Indenture, or under or in respect of the Collateral or made in connection herewith or therewith.  The obligations of each Pledgor contained in this Section 11.14 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement and the Indenture.

SECTION 11.15.    Senior Secured Obligations Absolute.  All Senior Secured Obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)            any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

(ii)           any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

(iii)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other agreement or instrument relating thereto;

(iv)          any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Senior Secured Obligations;

(v)           any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof the Indenture, except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi)          any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

GRANITE BROADCASTING CORPORATION,
as Pledgor

By:
Name: Lawrence I. Wills
Title: Senior Vice President

CHANNEL 11 LICENSE, INC.
GRANITE RESPONSE TELEVISION, INC.
KBJR LICENSE, INC.
KBJR, INC.
KBWB LICENSE, INC.
KBWB, INC.
KSEE LICENSE, INC.
KSEE TELEVISION, INC.
QUEEN CITY BROADCASTING OF
NEW YORK, INC.
WEEK-TV LICENSE, INC.
WKBW-TV LICENSE, INC.
WPTA-TV LICENSE, INC.
WPTA-TV, INC.
WTVH LICENSE, INC.
WXON LICENSE, INC.
WXON, Inc.,
as Original Guarantors

By:
Name: Lawrence I. Wills
Title: Vice President

WTVH, LLC

By:	GRANITE BROADCASTING CORPORATION,
the Sole Member of WTVH, LLC, as Original Guarantor

By:
Name: Lawrence I. Wills
Title: Senior Vice President

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THE BANK OF NEW YORK, as Collateral Agent

By:
Name: Julie Salovitch-Miller
Title: Vice President

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